As filed with the Securities and Exchange Commission on September 15, 2014

Registration No. 333-183877

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EDUCATION MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	210 Sixth Avenue 33rd Floor Pittsburgh, Pennsylvania 15222	25-1119571
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification Number)

EDUCATION MANAGEMENT CORPORATION

2012 OMNIBUS LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

J. Devitt Kramer, Esq.

Senior Vice President, General Counsel and Secretary

Education Management Corporation

210 Sixth Avenue

33rd Floor

Pittsburgh, Pennsylvania 15222

(Name and Address of agent for service)

(412) 562-0900

(Telephone Number, including Area Code, of agent for service)

Copy To:

David E. Shapiro, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Education Management Corporation (the “Company”) is filing this Post-Effective Amendment No. 1 to its registration statement on Form S-8 (File No. 333-183877), filed on September 12, 2012 (the “Registration Statement”), pertaining to the Company’s registration of 16,900,000 shares of its common stock, par value $0.01 per share.

The Company is engaging in a series of restructuring transactions, as described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 10, 2014. To facilitate these restructuring transactions, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 15th day of September, 2014.

EDUCATION MANAGEMENT CORPORATION

By:	/s/ Mick J. Beekhuizen
	Name:	Mick J. Beekhuizen
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on September 15, 2014.

Signature	Title
/s/ Edward H. West Edward H. West	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Mick J. Beekhuizen Mick J. Beekhuizen	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ Robert G. Hrivnak Robert G. Hrivnak	Controller and Chief Accounting Officer
(Principal Accounting Officer)

/s/ Samuel C. Cowley Samuel C. Cowley	Director

/s/ William R. Johnson William R. Johnson	Director

/s/ Adrian M. Jones Adrian M. Jones	Director

/s/ Jeffrey T. Leeds Jeffrey T. Leeds	Director

/s/ John R. McKernan, Jr. John R. McKernan, Jr.	Director

/s/ Leo F. Mullin Leo F. Mullin	Director

/s/ Brian A. Napack Brian A. Napack	Director

/s/ Paul J. Salem Paul J. Salem	Director

/s/ Peter O. Wilde Peter O. Wilde	Director